EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-62566 on Form S-8, Registration Statement No. 333-53449 on Form S-8, Amendment No. 2 to Registration Statement No. 33-52196 on Form S-3, Registration Statement No. 33-52898 on Form S-8 and Registration Statement No. 333-49883 on Form S-4 of American Pacific Corporation of our report dated November 15, 2002 appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 2002.

/s/    Deloitte & Touche LLP

Las Vegas, Nevada

November 18, 2002